Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Investar Holding Corporation of our report dated March 11, 2016 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Investar Holding Corporation for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana

December 21, 2016